Exhibit 99.1

Harbin Electric Announces New Executive Appointment

HARBIN, China, October 17, 2005 /Xinhua-PRNewswire/ -- Harbin Electric, Inc. (OTC Bulletin Board: HRBN) a U.S. company, with operations based in Harbin, China, announced today that Barry L. Raeburn has agreed to join the company as Executive Vice President of Finance and Corporate Development. Mr. Raeburn will focus on extending Harbin Electric's presence in North America by establishing customer communications and investor relations programs.

"2005 has been a year filled with milestones for our growing company," said Mr. Yang Tian Fu, Chairman and CEO of Harbin Electric. "This announcement marks another step for Harbin in its goal to expand the corporate and customer communications efforts in the U.S. and abroad. Mr. Raeburn's experience in the financial community will be a key asset at a critical time in our company's growth and development efforts. We are excited to have Barry on the Harbin team."

Barry L. Raeburn has extensive global equity research experience. Prior to joining Harbin, Mr. Raeburn worked as a specialty technology analyst at an investment bank covering early stage public companies within multiple industries. Mr. Raeburn also spent over 6 years at an investment advisory firm developing various quantitative ranking models and analyzing equity investments. His experience also includes forecasting and analysis of major macroeconomic activity.

"This is a very exciting time to be joining the Harbin team. Yang Tian Fu has built an impressive organization with the expertise, capacity, and technology to service the needs of the global industrial marketplace," Mr. Raeburn commented. "I am confident that we will continue to deliver on our goals of producing the highest quality products and greatest levels of customer service at the best price. We are focused on growing share within China and in the export market for our products."

"The market for our linear motors and other electric motor products in China alone represents a substantial opportunity for growth. Our corporate development initiatives, which are already underway, will broaden the customer base and enhance Harbin Electric's overall exposure in the global marketplace," Raeburn stated.

"Harbin Electric is committed to growing shareholder value by expanding into new markets and raising our company's profile within our target customer base and within the investment community. The hiring of Barry Raeburn fills an important role in accomplishing these objectives," commented Mr. Yang.

About Harbin Electric

Harbin Electric, Inc. designs, develops and manufactures linear induction motors
(LIMs) and special electric motors. With proprietary technology and core patents, the Company builds customized linear motors for a variety of applications and industries. Harbin Electric currently designs and supplies its linear motor products and systems to numerous end users throughout the China domestic market, as well as, to other industrial OEM customers overseas. Industry segments served include oil services, factory automation, automotive, construction machinery, packaging, and mass transportation systems. The Company is based in Harbin, China along with its wholly-owned subsidiaries. Harbin Electric has 160 employees with approximately 200,000 square feet of state-of-the-art manufacturing space. For further information, visit our official website at www.harbinelectric.com.

Safe Harbor Statement

This press release may contain statements which address such key issues as the company's growth strategy, future financial results, market positions, and product development. Such statements should be carefully considered, and it should be understood that many factors could cause forecasted and actual results to differ from these statements. These factors include, but are not limited to, price fluctuations, currency fluctuations, research and development and personnel costs, pensions, physical and environmental risks, legal issues, and legislative, fiscal, and other regulatory measures. This document is not intended to be and is not an advertisement for any securities of the company. For a more complete discussion of the risk factors affecting our business please refer to our Quarterly Report on Form 10-QSB filed with the United States Securities and Exchange Commission which are available on its website at http://www.sec.gov. Contact:



Barry L. Raeburn

EVP Finance & Corporate Development

Phone: 215-543-6362

info@harbinelectric.com



In China:

Chungang Xia

Corporate Secretary / China PR

Phone: 86-451-86116757

mainlandIR@harbinelectric.com


Source: Harbin Electric, Inc.